UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2010
PS BUSINESS PARKS, INC.
(Exact name of registrant as specified in its charter)

California	1-10709	95-4300881

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Western Avenue, Glendale, California	91201-2397

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 244-8080
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 28, 2010, our operating partnership, PS Business Parks, L.P., entered into the Fifth Modification Agreement (the “Amendment”) to the Amended and Restated Revolving Credit Agreement dated October 29, 2002 with Wells Fargo Bank, National Association, as administrative agent and representative for the lenders (the “Credit Agreement”). The Amendment provides, among other matters, that (1) the maturity date of the Credit Agreement is extended from August 1, 2010 to August 1, 2012, (2) the applicable interest rate ranges from the London Interbank Offered Rate (“LIBOR”) plus 1.60% to LIBOR plus 2.60% and (3) the annual commitment fee ranges from 0.15% to 0.40% of the borrowing limit, with the actual rate and fee determined to be based on the company’s credit rating. The Amendment also includes various other revisions to the Credit Agreement, including changes to certain financial and operating covenants. As of August 2, 2010, the Company had no borrowings outstanding under the Credit Agreement.
The foregoing description of the Amendment only summarizes certain provisions of the Amendment, does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 hereto and incorporated by reference into this Item 1.01.
Item 2.02. Results of Operations and Financial Conditions
On August 2, 2010, PS Business Parks reported its results of operations and financial condition for the quarter ended June 30, 2010. The full text of the press release is furnished as exhibit 99.1 to this Current Report on Form 8-K. The information in the Item 2.02 and Exhibit 99.1 are being “furnished” in accordance with General Instruction B.2 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits
Exhibit 10.1 Fifth Modification Agreement dated as of July 28, 2010 to Amended and Restated Revolving Credit Agreement dated October 29, 2002.
Exhibit 99.1 Press release dated August 2, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date:	August 2, 2010

By:	/s/ Edward A. Stokx

Edward A. Stokx
Chief Financial Officer